Exhibit 99.1
Press Release
PRGX Global, Inc. Announces
Second Quarter 2011 Financial Results
Operating Highlights
•	Achieved seventh consecutive quarter of year-over-year revenue growth

•	Q2 revenues of $50.7M; H1 revenues of $101.4M represents 17% growth over H1 2010

•	Achieved third consecutive quarter of year-over-year Adj. EBITDA growth

•	Q2 Adj. EBITDA of $5.6M; H1 Adj. EBITDA of $11.1M represents 43% growth over H1 2010
ATLANTA, July 25, 2011 — PRGX Global, Inc. (Nasdaq:PRGX), the world’s leading provider of recovery audit services and the pioneer in Profit Discovery™, today announced its unaudited financial results for the second quarter ended June 30, 2011.
“I am pleased to report our seventh consecutive quarter of year-over-year growth, with revenues of more than $50 million, up more than 11% over the previous year’s second quarter,” said Romil Bahl, president and chief executive officer. “Achieving more than $50 million in revenue for the third consecutive quarter is especially notable given the individually significant claims and client audit accelerations that occurred in the Americas during Q1. This quarter marks, yet again, how much the business has strengthened over the past two years.”
Continued Bahl, “Our recovery audit teams continue to demonstrate success in the field with strong renewal rates globally and some impressive wins, especially in Europe/Asia-Pacific. The New Services segment more than doubled quarterly revenue over the previous year, with projects underway at large clients across our Spend Optimization, Fraud Monitoring and Profit Performance client value propositions. And the Healthcare team continues to ramp up its CMS Medicare RAC program work. Altogether, our teams are executing our strategy and building a platform for sustainable growth.”
Discussion of Consolidated Results for Three Months Ended June 30, 2011
Consolidated revenues for the second quarter of 2011 increased 11.4% to $50.7 million compared to $45.5 million in the same prior year period. After adjusting for changes in foreign exchange rates, consolidated second quarter revenues in 2011 increased 6.0% compared to the same period in 2010.

Total cost of revenues was $34.5 million in the second quarter of 2011 compared to $30.9 million in the same period last year. Gross margin in the second quarter of 2011 was 31.9%, compared to 32.0% in the second quarter of 2010 and 31.8% in the first quarter of 2011. SG&A for the second quarter of 2011 was $12.3 million compared to $10.3 million in the second quarter of 2010 and $12.4 million in the first quarter of 2011. The increase in SG&A in the second quarter of 2011 over the 2010 period was primarily due to strategic hires to support New Services, severance and other costs related to the Company’s service delivery model transformation, and incentive compensation accruals.
Net earnings for the second quarter of 2011 were $0.7 million, or $0.03 per basic and diluted share, compared to net earnings of $0.04 million, or $0.00 per basic and diluted share for the same period in 2010. Net cash provided by operating activities for the three months ended June 30, 2011 was $4.0 million compared to $3.1 million in the second quarter of 2010.
Adjusted EBITDA for the second quarter of 2011 was $5.6 million compared to $5.4 million for the same period in 2010. For the second quarter of 2011, Adjusted EBITDA was earnings before interest, taxes, depreciation and amortization (EBITDA), excluding a charge of $1.3 million related to stock-based compensation, $0.4 million of foreign currency gains on intercompany balances, $0.3 million of charges incurred as part of the Company’s service delivery model transformation, and a $0.1 million charge for acquisition obligations classified as compensation. Comparable Adjusted EBITDA for the second quarter of 2010 excluded a $1.1 million charge for stock-based compensation, $1.1 million of foreign currency losses on intercompany balances, and a $0.2 million charge for acquisition obligations classified as compensation. (Schedule 3 attached to this press release provides a reconciliation of net earnings (loss) to each of EBITDA and Adjusted EBITDA.)
“Our third consecutive quarter of year-over-year Adjusted EBITDA growth is another indication of the strengthening of the new PRGX. As planned, our previously announced $20 million investment program is nearly complete, and the results are starting to show. Our global recovery audit business has delivered $2.5 million in additional Adjusted EBITDA in the first half of 2011 over the previous year, in part due to our delivery model redesign efforts reducing our cost-to-serve. And while our New Services segment overall is still approaching break-even, several of the underlying services are already profitable. All in all, these results represent the power of our broader range of services which is helping us bring more value to clients, win in the marketplace and deliver with more consistency for our investors,” concluded Bahl.
Discussion of Segment Results for Three Months Ended June 30, 2011
Recovery Audit Services — Americas revenues decreased 6.6% for the second quarter of 2011 to $27.9 million compared to $29.9 million in the same period last year. On a constant dollar basis, adjusted for changes in foreign exchange rates, Recovery Audit Services — Americas second quarter 2011 revenues decreased 8.8% compared to 2010’s second quarter. A portion of this decrease is attributable to audit accelerations that benefited the first quarter of 2011.

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Recovery Audit Services — Europe Asia/Pacific revenues for the second quarter of 2011 were $15.8 million compared to $13.0 million in the prior year’s second quarter, an increase of 21.6%. On a constant-dollar basis, adjusted for changes in foreign exchange rates, Recovery Audit Services — Europe Asia/Pacific second quarter 2011 revenues increased 7.7% compared to 2010.
New Services revenues for the 2011 second quarter were $7.1 million, more than 2.5 times the prior year’s second quarter revenues of $2.7 million. The New Services segment now represents almost 14% of consolidated revenue.
Discussion of Consolidated Results for Six Months Ended June 30, 2011
Consolidated revenues for the six months ended June 30, 2011 increased 16.8% to $101.4 million compared to $86.8 million in the same prior year period. After adjusting for changes in foreign exchange rates, consolidated revenues for the six months ended June 30, 2011 increased 12.8% compared to the same period in 2010.
Total cost of revenues was $69.1 million in the first half of 2011 compared to $60.8 million in the same period last year, yielding a gross margin of 31.9% in the first half of 2011 compared to 30.0% in the first half of 2010. SG&A for the six months ended June 30, 2011 was $24.7 million compared to $20.3 million in the same period in 2010. The increase in SG&A in the first half of 2011 was primarily due to strategic hires to support New Services, severance and other costs related to the Company’s service delivery model transformation, and incentive compensation accruals.
Net earnings for the six months ended June 30, 2011 were $1.1 million, or $0.04 per basic and diluted share, compared to a net loss of ($3.4 million), or ($0.14) per basic and diluted share for the same period in 2010. The 2010 six month net loss was partially attributable to $1.7 million of foreign currency losses on intercompany balances and a $1.4 million debt extinguishment loss. Net cash provided by operating activities for the six months ended June 30, 2011 was $10.2 million compared to a ($0.3 million) use of cash in the same period in 2010. Most of this difference resulted from working capital improvements.
Adjusted EBITDA for the six months ended June 30, 2011 was $11.1 million compared to $7.8 million for the same period in 2010. For the first half of 2011, Adjusted EBITDA was earnings before interest, taxes, depreciation and amortization (EBITDA), excluding a charge of $2.2 million related to stock-based compensation, $0.9 million of foreign currency gains on intercompany balances, $1.1 million of charges incurred as part of the Company’s service delivery model transformation, and a $0.2 million charge for acquisition obligations classified as compensation. Comparable Adjusted EBITDA for the first half of 2010 excluded a $1.9 million charge for stock-based compensation, $1.7 million of foreign currency losses on intercompany balances and a $0.2 million charge for acquisition obligations classified as compensation. (Schedule 3 attached to this press release provides a reconciliation of net earnings (loss) to each of EBITDA and Adjusted EBITDA.)

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Liquidity
At June 30, 2011, the Company had unrestricted cash and cash equivalents of $22.9 million and had no borrowings against its revolving credit facility. Total debt outstanding at quarter end was $10.5 million, which represented the outstanding balance on a variable rate term loan due quarterly through 2014.
Second Quarter Earnings Call
As previously announced, management will hold a conference call tomorrow morning at 8:30 AM (Eastern time) to discuss the Company’s second quarter 2011 financial results. To access the conference call, listeners in the U.S. and Canada should dial 800-435-1261 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. and Canada should dial 617-614-4076. To be admitted to the call, listeners should use passcode 87832798. A replay of the call will be available approximately two hours after the conclusion of the live call, extending through August 26, 2011. To access the replay, dial 888-286-8010 (U.S. and Canada) or 617-801-6888 (outside the U.S. and Canada). The passcode for the replay is 50573468.
This teleconference will also be audiocast on the Internet at www.prgx.com (click on “Audio Archives” under “Investors”). A replay of the audiocast will be available at the same location on www.prgx.com beginning approximately two hours after the conclusion of the live audiocast, extending through August 26, 2011. Please note that the Internet audiocast is “listen-only.” Microsoft Windows Media Player is required to access the live audiocast and the replay and can be downloaded from www.microsoft.com/windows/mediaplayer.
About PRGX Global, Inc.
Headquartered in Atlanta, Georgia, PRGX Global, Inc. is the world’s leading provider of recovery audit services. With more than 1,400 employees, the Company operates and serves clients in more than 30 countries and provides its services to over 75% of the top 30 global retailers. PRGX is also pioneering “profit discovery,” a unique combination of audit, analytics and advisory services that improves client financial performance. Beyond its core retail practice, PRGX is actively pursuing initiatives to expand into new markets, most notably healthcare. For additional information, please visit PRGX at www.prgx.com.
Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA are both “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. In addition, in evaluating EBITDA and Adjusted EBITDA, you should be aware that,

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as described above, the adjustments may vary from period to period and in the future the Company will incur expenses such as those used in calculating these measures. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. Schedule 3 to this press release provides a reconciliation of net earnings (loss) to each of EBITDA and Adjusted EBITDA.
Forward-Looking Statements
In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s financial condition, growth strategy, investment program, business development efforts, service offerings and service delivery models. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include revenues that do not meet expectations or justify costs incurred, the Company’s ability to develop material sources of new revenue in addition to revenues from its core accounts payable recovery audit services, changes in the market for the Company’s services, the Company’s ability to retain and attract qualified personnel, changes to Medicare and Medicaid recovery audit contractor programs, the Company’s ability to integrate recent and future acquisitions, uncertainty in the credit markets, the Company’s ability to maintain compliance with its financial covenants, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission, including its Form 10-K filed on March 16, 2011. The Company disclaims any obligation or duty to update or modify these forward-looking statements.
This news release was distributed by GlobeNewswire, www.globenewswire.com
CONTACT: PRGX Global, Inc.
investor-relations@prgx.com
Phone: 770-779-3011

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SCHEDULE 1
PRGX Global, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Revenues	$50,704	$45,507	$101,422	$86,836
Cost of revenues	34,523	30,936	69,117	60,769

Gross margin	16,181	14,571	32,305	26,067

Selling, general and administrative expenses	12,297	10,344	24,727	20,343
Depreciation and amortization	2,343	2,202	4,645	4,312

Operating income (loss)	1,541	2,025	2,933	1,412

Foreign currency transaction (gains) losses on intercompany balances	(431)	1,091	(879)	1,712
Interest expense, net	478	271	825	655
Loss on debt extinguishment	—	—	—	1,381

Earnings (loss) before income taxes	1,494	663	2,987	(2,336)

Income tax expense	784	628	1,905	1,064

Net earnings (loss)	$710	$35	$1,082	$(3,400)

Basic earnings (loss) per common share	$0.03	$0.00	$0.04	$(0.14)

Diluted earnings (loss) per common share	$0.03	$0.00	$0.04	$(0.14)

Weighted average common shares outstanding:
Basic	24,522	23,624	24,391	23,575

Diluted	24,949	23,806	24,742	23,575

SCHEDULE 2
PRGX Global, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	June 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,904	$18,448
Restricted cash	67	64
Receivables:
Contract receivables, net	38,017	35,893
Employee advances and miscellaneous receivables, net	1,383	827

Total receivables	39,400	36,720

Prepaid expenses and other current assets	4,799	3,622

Total current assets	67,170	58,854

Property and equipment, net	17,645	15,695
Goodwill	5,196	5,196
Intangible assets, net	21,806	23,855
Deferred income taxes	681	403
Other assets	2,579	2,318

Total assets	$115,077	$106,321

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$3,000	$3,000
Accounts payable and accrued expenses	17,355	14,365
Accrued payroll and related expenses	19,110	13,871
Refund liabilities and deferred revenue	8,022	8,560
Acquisition obligations	2,204	1,380

Total current liabilities	49,691	41,176

Long-term debt	7,500	9,000
Noncurrent business acquisition obligations	1,738	2,435
Other long-term liabilities	4,818	4,867

Total liabilities	63,747	57,478

Shareholders’ equity:
Common stock	245	239
Additional paid-in capital	567,706	566,328
Accumulated deficit	(520,326)	(521,408)
Accumulated other comprehensive income	3,705	3,684

Total shareholders’ equity	51,330	48,843

Total liabilities and shareholders’ equity	$115,077	$106,321

SCHEDULE 3
PRGX Global, Inc. and Subsidiaries
Reconciliation of Net Earnings (Loss) to EBITDA and Adjusted EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Reconciliation of net earnings (loss) to EBITDA and to Adjusted EBITDA:

Net earnings (loss)	$710	$35	$1,082	$(3,400)

Adjust for:
Income tax expense	784	628	1,905	1,064
Interest expense, net	478	271	825	655
Loss on debt extinguishment	—	—	—	1,381
Depreciation and amortization	2,343	2,202	4,645	4,312

EBITDA	4,315	3,136	8,457	4,012

Foreign currency (gains) losses on intercompany balances	(431)	1,091	(879)	1,712
Acquisition obligations classified as compensation	131	158	228	158
Transformation severance and related expenses	270	—	1,097	—
Stock-based compensation	1,301	1,058	2,202	1,876

Adjusted EBITDA	$5,586	$5,443	$11,105	$7,758

EBITDA and Adjusted EBITDA are both “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

SCHEDULE 4
PRGX Global, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Cash flows from operating activities:

Net earnings (loss)	$710	$35	$1,082	$(3,400)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,343	2,202	4,645	4,312
Amortization of deferred debt costs	46	40	91	1,451
Stock-based compensation expense	1,301	1,058	2,202	1,876
(Gain) loss on foreign currency transactions	17	1,091	(431)	1,712
(Increase) decrease in receivables	(2,372)	(975)	(1,738)	2,446
Increase (decrease) in accounts payable, accrued
payroll and other accrued expenses	3,273	1,526	6,400	(6,382)
Other, primarily changes in assets and liabilities	(1,289)	(1,844)	(2,068)	(2,349)

Net cash provided by (used in) operating activities	4,029	3,133	10,183	(334)

Cash flows used in investing activities:
Business acquisitions	—	—	—	(3,059)
Purchases of property and equipment, net of disposals	(2,748)	(2,521)	(4,227)	(3,978)

Net cash used in investing activities	(2,748)	(2,521)	(4,227)	(7,037)

Net cash used in financing activities	(1,327)	(1,111)	(2,186)	(2,343)

Effect of exchange rates on cash and cash equivalents	283	(699)	686	(1,003)

Net increase (decrease) in cash and cash equivalents	237	(1,198)	4,456	(10,717)

Cash and cash equivalents at beginning of period	22,667	23,507	18,448	33,026

Cash and cash equivalents at end of period	$22,904	$22,309	$22,904	$22,309

SCHEDULE 5
PRGX Global, Inc. and Subsidiaries
Results by Operating Segment *
(Amounts in thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2011	2010	Change	2011	2010	Change

Revenues
Recovery Audit Services — Americas	$27,901	$29,870	$(1,969)	$57,014	$54,844	$2,170
Recovery Audit Services — Europe/Asia-Pacific	15,753	12,957	2,796	30,505	27,695	2,810
New Services	7,050	2,680	4,370	13,903	4,297	9,606

Total	$50,704	$45,507	$5,197	$101,422	$86,836	$14,586

Cost of revenues
Recovery Audit Services — Americas	$15,597	$17,146	$1,549	$32,240	$33,301	$1,061
Recovery Audit Services — Europe/Asia-Pacific	12,068	10,170	(1,898)	23,658	21,413	(2,245)
New Services	6,858	3,620	(3,238)	13,219	6,055	(7,164)

Total	$34,523	$30,936	$(3,587)	$69,117	$60,769	$(8,348)

Selling, general and administrative expenses
Recovery Audit Services — Americas	$4,652	$4,435	$(217)	$10,028	$7,944	$(2,084)
Recovery Audit Services — Europe/Asia-Pacific	1,398	948	(450)	2,561	2,297	(264)
New Services	1,338	690	(648)	2,566	1,107	(1,459)
Corporate	4,909	4,271	(638)	9,572	8,995	(577)

Total	$12,297	$10,344	$(1,953)	$24,727	$20,343	$(4,384)

Depreciation and amortization
Recovery Audit Services — Americas	$1,340	$1,477	$137	$2,687	$2,957	$270
Recovery Audit Services — Europe/Asia-Pacific	435	399	(36)	855	804	(51)
New Services	568	326	(242)	1,103	551	(552)

Total	$2,343	$2,202	$(141)	$4,645	$4,312	$(333)

Operating income (loss)
Recovery Audit Services — Americas	$6,312	$6,812	$(500)	$12,059	$10,642	$1,417
Recovery Audit Services — Europe/Asia-Pacific	1,852	1,440	412	3,431	3,181	250
New Services	(1,714)	(1,956)	242	(2,985)	(3,416)	431
Corporate	(4,909)	(4,271)	(638)	(9,572)	(8,995)	(577)

Total	$1,541	$2,025	$(484)	$2,933	$1,412	$1,521

Adjusted EBITDA
Recovery Audit Services — Americas	$7,922	$8,289	$(367)	$15,683	$13,599	$2,084
Recovery Audit Services — Europe/Asia-Pacific	2,287	1,839	448	4,446	3,985	461
New Services	(1,015)	(1,472)	457	(1,654)	(2,707)	1,053
Corporate	(3,608)	(3,213)	(395)	(7,370)	(7,119)	(251)

Total	$5,586	$5,443	$143	$11,105	$7,758	$3,347

*	The Recovery Audit Services — Americas segment represents recovery audit services, excluding New Services, provided in the United States, Canada and Latin America. The Recovery Audit Services — Europe/Asia-Pacific segment represents recovery audit services provided in Europe, Asia and the Pacific region. The New Services segment represents services provided to healthcare organizations (including recovery audit services), financial advisory services and business analytics services.